CAPITAL CONTRIBUTION AGREEMENT
(English Translation)

This Capital Contribution Agreement (the “Agreement”) was entered into by the following parties as of January 9, 2008.

Party A (La Chapelle):	Shanghai La Chapelle Garment and Accessories
Company Limited, a company established under the laws
of the People’s Republic of China
Room 3300, 270 Caoxi Road, Shanghai, PRC

Party B (founding shareholders):	Xing Jia-xing
Room 501, 28 Alley 99,
Wanding Road, Minhang District, Shanghai, PRC
ID Card Number: 352124197209104215

Wu Jin-ying
10 Upper Licunao, Upper Xingchuan,
Taining County, Fujian Province, PRC
ID Card Number: 350429197307113517

Zhang Dan-ling
3rd Floor, Building 7, 1 Longzhou Road,
Chengdu, Sichuan Province, PRC
ID Card Number: 510104197895941663

Party C (a new shareholder):	Wuxi Xin Bao Lian Investment Company Limited, a
Chinese limited company established under the laws of
People’s Republic of China
168, Qiangao Road, Shanbei Community,
Beitang District, Wuxi, PRC

Party D (a new shareholder):	Goldenway Nanjing Garment Company Limited, a
wholly foreign-owned entity and limited company
established under the laws of the PRC
Ever-Glory Commercial Center,
509 Chengxin Thoroughfare,
Jiangning Economic and Technical Development Zone,
Nanjing, PRC

RECITALS

1.
Shanghai La Chapelle Garment and Accessories Company Limited (hereinafter referred to as “La Chapelle” or the “Company”) is a domestic limited company jointly established in Shanghai under the laws of the People’s Republic of China, by the founding shareholders of La Chapelle.

2.
As of the date of this Agreement, the capital of La Chapelle registered with the PRC business administration authorities amounted to RMB 4.5 million, consisting of RMB 3.69 million invested by Xing Jia-xing accounting for 82% of its total registered capital, RMB 0.405 million invested by Wu Jin-ying accounting for 9% of its total registered capital, RMB 0.405 million invested by Zhang Dan-ling accounting for 9% of its total registered capital.

3.	La Chapelle contemplates its conversion into a limited corporation to be listed on a stock exchange in China.

4.
As agreed by all the parties to this Agreement, Party C and Party D hereby agree to make a capital investment in La Chapelle, thereby increasing its registered capital, in accordance on the terms and conditions of the following Agreement.

AGREEMENT

For valuable consideration which is hereby acknowledged, and after consensus reached through negotiations, the parties to this Agreement hereby agree as follows:

Article One
Objective and Effectiveness of this Agreement

1.
This agreement stipulates the conditions and procedures for Party C and Party D to increase Party A’s capital by RMB 40 million. Party C will invest RMB 30 million which shall constitute a 30% equity interest in the Company, and Party D will invest RMB 10 million which shall constitute a 10% equity interest in the Company.

2.
This Agreement represents the entire agreement among the parties concerning the subject matters in the Agreement, and supersedes any and all previous agreements, negotiations, writings, stipulations, memoranda or other related documents.

3.
In order to consummate the transaction in accordance with the terms of this Agreement, the parties agree that any and all future agreements or arrangements between the concerned parties relating to the subject matter herein should be made in accordance with the terms and provisions of this Agreement.

Article Two
Capital Investment

1.
Provided that the conditions stated in Article Three are met, Party C and Party D agree to invest, and thereby make a capital contribution to Party A’s capital, in the aggregate amount of RMB 40 million. Of this total investment amount (for PRC corporate and accounting purposes), RMB 3 million will be transferred to La Chapelle’s “registered capital” account, and the remaining RMB 37 million will be transferred into La Chapelle’s accumulated capital account. The entire RMB 40 million shall be available for use by La Chapelle for general corporate purposes, subject to the terms of this Agreement.

2.
Upon contribution of the aforesaid capital by Party C and Party D, the registered capital of La Chapelle will increase from RMB 4.5 million to RMB 7.5 million, and Party C and Party D shall as a result, hold 30% and 10% (respectively) of the total share capital of La Chapelle. The shareholders of La Chapelle immediately prior to the investment shall collectively hold 60% of La Chapelle’s share capital. Detailed numbers of the increases and the ratios of investment of all the shareholders after this increase are listed below:

Name of the Shareholders	Amount of Capital Contribution		Invested Amounts and Shareholding Percentage of Each Shareholder upon Completion of Transaction
	Total Amount of Contribution	Amount Transferred into Registered Capital	Total Registered Capital	Percentages of Registered Capital
Xing Jia-xing	0	0	3,690,000	49.2%
Wu Jin-ying	0	0	405,000	5.4%
Zhang Dan-ling	0	0	405,000	5.4%
Wuxi Xin Bao Lian	30,000,000	2,250,000	2,250,000	30.0%
Goldenway Nanjing Garment Company Limited	10,000,000	750,000	750,000	10.0%
Total:	40,000,000	3,000,000	7,500,000	100%

3.	Party C and Party D’s investment shall be made in cash.

4.
Party B agrees to the capital investment by Party C and Party D, and confirms Party C and Party D’s shareholding ratios resulting from this transaction as described in this Article Two, and hereby waives its rights of first refusal to subscribe for the investment.

Article Three
Terms and Conditions of Capital Investment

1.
Within one week after this Agreement is executed, the founding shareholders shall call and hold a special shareholder meeting, at which time all necessary actions are to be approved, ratified and taken in order to bring the transaction under this Agreement into effect.

2.	Party C and Party D shall deposit their agreed investment amounts into La Chapelle’s bank account, which shall be open to examination by authorities.

3.	Within 3 working days after the said investment amounts are deposited by Party C and Party D, Party A shall engage a public accounting firm to verify funds and issue a report concerning the funds.

4.
Within 10 working days after the issuance of the said report, Party A shall complete the necessary changes to the Company’s registration with the PRC business administration authorities, and shall complete all other related formalities.

Article Four
Organization of the Company and Change in Management

1.	Party A, B, C and D unanimously agree that La Chapelle shall change its board of directors and management as follows:

A.
Board of Directors and Senior Administrators. The new board of directors of La Chapelle shall be comprised of five (5) members. Of the five members, three (3) directors shall be appointed by the founding shareholders of La Chappelle, one (1) director appointed by Party C, and one (1) director appointed by Party D. The Chairman of the Board shall be designated by the largest shareholder of La Chappelle who is a natural person, and such individual shall designate the Chairman at the next shareholders meeting of La Chapelle. The general manager shall be appointed by the board of directors. The business and affairs of La Chapelle shall be managed at the direction of the board of directors.

B.
Conduct of Board Meetings. The board of directors of La Chapelle shall conduct meetings at lease twice per year, and shall require attendance of at least one of the directors designated by Party C or Party D.

2.
The resolutions of the board of directors are effective only when being approved by a majority of the directors who attend each respective board meeting. Any major decision of the board of directors must be approved by all the directors unanimously. Such major resolutions shall include:

(1)	Modification of Company charter, including any increase or decrease of registered capital;

(2)	Merger, separation, purchase and sale of the Company or substantially all of its assets, liquidation, bankruptcy, dissolution of the Company;

(3)	Any single payment or asset disposal amounting to over RMB 5 million in value;

(4)	Application for or incurring a loan or surety obligation;

(5)	Change of business scope, or development of new businesses other than current business of the Company;

(6)	Distribution of any profits;

(7)	Engaging or re-engaging public accountants, or and change in accounting policies.

Article Five
Rights of Shareholders

1.	The Right to Demand Repurchase of Shares.

(1)
It is agreed by all the parties unanimously that if La Chapelle can not meet the quantitative conditions that are required in order to list its shares as national Class A Shares or Class B Shares by December 31, 2010, Party B agrees to, and shall repurchase up to 100% the shares held by Party C and Party D, as requested (and in accordance with such percentage requested) by such parties.

(2)
When the above-mentioned conditions are met, Party B should execute a shareholding transfer agreement with Party C and Party D within 2 weeks after Party C and Party D raised a written request, and proceeds with the formalities of application and registration with governmental administration.

(3)	The aggregate price in the repurchase of capital should not be less than the total capital contribution of Party C or Party D (as applicable), plus 10% per annum in interest.

(4)
Payment for the repurchased capital should be made to Party C and/or Party D or a representative appointed by such parties within 1 month after the shareholding transfer agreement was signed. If such payment is not made in a timely manner, for each day overdue Party B shall pay Party C and Party D an amount equal to 5/10000ths times the total amount of each of Party C and Party D’s investment total investment amount, in cash.

(5)	Party B bears the responsibilities related to the above-mentioned repurchase obligation.

2.	Make Good Provision.

(1)
The parties acknowledge that the investment and post-transaction shareholding ratio of Party C and Party D are based on certain representations made by Party B regarding La Chapelle’s future projected profits. Accordingly, upon the completion of the transactions under this Agreement, if La Chapelle’s audited net profits for 2008 (“2008 Audited Net Profit”) or 2009 (“2009 Audited Net Profit”) are less than 90% of the 2008 Target or 2009 Target set forth below, the founding shareholders agree that in either case, Party B shall transfer a percentage equity interest, out of Party’s B’s share holdings in La Chapelle, to Party C and Party D, pro rata in proportion to the holdings of Party C and Party D and in accordance with the formula set forth below.

A.	The “2008 Target” is: audited net profit in 2008 of at least RMB 20 million;

B.	The “2009 Target” is: audited net profit in 2009 of at least RMB 30 million;

If 2008 Audited Net Profit is less than 90% of the 2008 Target, then the percentage ownership of LaChapelle held by Party C and Party D shall be increased by a percentage which shall be equal to:

Such Party’s Initial %	(2008 Target - 2008 Audited Net Profit)
Interest After this Transaction	X __________________________________
2008 Audited Net Profit

If 2009 Audited Net Profit is less than 90% of the 2009 Target, then the percentage ownership of LaChapelle held by Party C and Party D shall be again increased by a percentage which shall be equal to:

Such Party’s Initial %	(2009 Target - 2009 Audited Net Profit)
Adjusted Under this Agreement	X __________________________________
2009 Audited Net Profit

(2)
The annual financial reports of the Company shall be audited by a public accounting firm recognized by and reasonably acceptable to Party C and Party D, and each annual audit report shall be completed before the end of February of the following year. The share transfer (if applicable) referred to in subparagraph (1) above shall be completed within 1 month after the 2008 or 2009 audit reports are issued.

3.	Other Provisions.

(1)	Party B shall cooperate to ensure that La Chapelle provides copies of its monthly financial reports and lists of expenditures to Party C and Party D.

(2)
Party B shall cooperate to ensure that Party C and Party D shall enjoy and benefit from all of the related rights and interests that they are entitled to as shareholders, under applicable law and in accordance with the internal regulations of La Chapelle.

(3)
Party C or Party D shall have the right to hire and retain professional auditors to review La Chapelle’s financial results on a quarterly and annual basis beginning from the year 2007, and confirm the execution and realization of La Chapelle’s three year budget (2007-2009) and submit such auditor report(s) to the board of directors, at their own expense.

Article Six
Other Stipulations

1.
Upon completion of the capital contribution under this Agreement, no shareholder of the Company shall be permitted to pledge its equity interest in the Company without the express approval of 100% of the other shareholders of the Company.

2.
All employee compensation plans of the Company (including compensation plans and policies for the general manager’s compensation) and any modifications to such plans and policies shall be subject to the approval of the board of directors, which specifically shall require unanimous written approval of all directors on the board.

Article Seven
Covenants

1.	Certain Covenants of Party C and Party D.

(1)	Party C and Party D have been duly authorized in signing this agreement and in implementing it, and are not prohibited by any laws or contracts that have sanctions or influences on it.

(2)	Upon execution and delivery of this Agreement by Party C and Party D, this Agreement constitutes a binding and enforceable legal obligation of Party C and Party D.

(3)
In the event that Party C or Party D breaches or infringes any of its abovementioned promises, such parties shall bear all the economic and legal consequences that result, and agree to compensate other parties to this Agreement for any losses incurred by them as a result of such breach or infringement.

2.	Certain Covenants of Party B.

(1)	In executing, delivering and performing this Agreement, Party B shall not prohibited from entering into other agreements that do not violate the terms of this Agreement.

(2)	Upon execution and delivery of this Agreement, this Agreement constitutes a binding and enforceable legal obligation of Party B.

(3)
In the event that Party B breaches or infringes any of its abovementioned promises, Party B shall bear all the economic and legal consequences that result, and agrees to compensate other parties of this agreement for any losses incurred by them as a result of such breach or infringement.

(4)
Party B agrees to actively cooperate and assist other parties to this Agreement to register the capital increase resulting from the transaction hereunder, and sign any necessary legal documents in a timely manner.

3.	Certain Covenants of Party A Regarding Use of Proceeds.

(1)
Of the resulting proceeds of the capital contribution under this Agreement, La Chapelle agrees to allocate and use no less than RMB 4 million toward the development of the new garment brand “LA GO GO” in conjunction with the joint development efforts of Party A and Party D.

Article Eight
Taxes and Expenses

The taxes and expenses occurred for the increase in registered capital stipulated in this Agreement (including but not restricted to auditing fees and attorneys fees) shall be borne by the party incurring such fees.

Article Nine
Liabilities for Breach

Upon effectiveness of this Agreement, all the parties shall abide by the terms and conditions as specified in this Agreement. If any party fails to comply with their obligations to implement this Agreement in accordance with the terms and conditions set forth herein, the other parties to this Agreement may demand compensation from the violating party for any losses that result fron such non-compliance. If all the parties breach the agreement, each party shall be accountable for their respective liabilities resulting from such breach.

Article Ten
Modification of this Agreement

This Agreement may be amended only by a unanimous written agreement of all of the parties to this Agreement. Any amendment so effected shall have the same force and effect as the original version of this Agreement.

Article Eleven
Governing Law and Dispute Resolution

1.	This Agreement shall be governed and interpreted under the laws of People’s Republic of China.

2.
All disputes arising from the implementation of this agreement shall be settled through friendly consultation between all the parties concerned. Where disputes cannot be settled within 30 days after commencement of friendly negotiations, any party may bring a lawsuit in the appropriate People’s Court with proper jurisdiction over the matter.

Article Twelve
Force Majeure

1.
Force majeure refers any event of circumstance beyond control of the parties, and beyond the ability of any party to predict, or unavoidable though predictable, which event or circumstance fully or partially obstructs such party from exercising such party’s obligations specified in this Agreement. Such events include but are not restricted to any strike, factory closing, explosion, shipwreck, natural disasters or public enemy activities, fire, flood, sabotage, accident, war, insurrection, rebellion, unavailable traffic and any other similar events.

2.
In an event of force majeure, if the affected party fails to fulfill any obligation under this Agreement, then such obstructed obligation ceases during the period of time when the event persists, and such grace period shall automatically be extended until the force majeure event or circumstance ends. No party shall be held liable for failing to fulfill an obligation that is obstructed by a force majeure event; provided however, that if such event or circumstance ends, such party’s obligations shall resume.

3.
Any party that encounters a force majeure event of circumstance shall give prompt written notice to the other parties, and deliver proper evidence regarding the occurrence and nature of such event. All parties agree to undertake best efforts to mitigate the effects of any such event or circumstances.

4.
In the event of a force majeure, all the parties should immediate hold consultations to find out a mutually agreeable method of resolving the matter, and shall make every reasonable effort to mitigate its effects.

5.
If a force majeure event continues for more than 90 days and all the parties concerned still have not reached a resolution of the matter, any one party shall have the right to rescind their rights and obligations under this Agreement. If the Agreement is rescinded in such manner, no any new rights or obligations shall arise for any party; provided however, all pre-existing rights and obligations of such party that pre-date this Agreement (or arising separately from this Agreement) shall remain unaffected by such rescission.

Article Thirteen
Confidentiality

The parties to this Agreement unanimously agree that any confidential information acquired from the other parties in connection with the performance of the transaction hereunder (including but not limited to all forms of operation data, financial report forms, contracts or agreements, and other written materials and verbal information), personal information, and related materials, and this Agreement and all attachments, are all deemed to be confidential information of the party that furnished such information. Without written authorization of the owner of such information, no party shall disclose such confidential information to any third party without the express consent of the owner of such information. Any party who infringes this obligation shall be fully liable for all damages that result from such infringement.

Article Fourteen
Valid Confirmation of Notification

Under this Agreement all valid notices shall be in writing, and delivered by registered mail, express mail, or personal delivery, and notices shall be deemed delivered when received by the recipient of such notice.

Article Fifteen
Subscription, Effectiveness, and Documentation

1.
This Agreement shall become effective when all the parties hereto have executed and delivered a counterpart to this Agreement (when a natural person applies a signature and fingerprint of the left hand index finger, and when a company applies its corporate seal and appoints a representative to sign) with Party A’s seal applied striding on the slots.

2.
This Agreement is made in eight counterparts with one held by each of the parties and one retained by La Chapelle. The remaining copies shall be submitted to the PRC governing authorities for purposes of complying with applicable formalities of registration. Each counterpart shall be one and the same and shall have equal legal effect.

IN WITNESS WHEREOF, this Capital Contribution Agreement has been executed and delivered on the date set forth below.

Party A (La Chapelle):                                      Shanghai La Chapelle Garment and Accessories Co.

By: /s/ Xing Jia-Xing

Name:   Xing Jia-Xing

Title: Chairman

Party B (founding shareholders):                     /s/ Xing Jia-xing
                Xing Jia-xing

/s/ Wu Jin-ying
Wu Jin-ying

/s/ Zhang Dan-ling
Zhang Dan-ling

Party C (a new shareholder):                            Wuxi Xin Bao Lian Investment Company Limited

By: /s/ Wan Guan-Qing

Name: Wan Guan-Qing

Title: President

Party D (a new shareholder):                           Goldenway Nanjing Garment Company Limited

By: /s/ Kang Yi-Hua

Name: Kang Yi-Hua

Title: President